Exhibit 99.2

IMG COMPANIES, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

IMG COMPANIES, LLC AND SUBSIDIARIES

Contents

Condensed Consolidated Financial Statements (Unaudited)

  Balance Sheet1

  Statement of Income2

  Statement of Members’ Capital3

  Statement of Cash Flows4

Notes to Condensed Consolidated Financial Statements (Unaudited)5-13

IMG COMPANIES, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

SEPTEMBER 30, 2021

Assets
Current Assets
Cash and cash equivalents	$981,819
Accounts receivable, net	12,588,748
Inventories	8,732,242
Prepaid expenses and other current assets	318,989
Total Current Assets	22,621,798
Property and Equipment, Net	21,734,676
Goodwill	49,257,969
Other Assets	98,538
Total Assets	$93,712,981
Liabilities and Members’ Capital
Current Liabilities
Accounts payable	$1,855,249
Accrued liabilities	3,344,417
Current portion of due to seller	1,000,000
Current portion of long-term debt	3,857,148
Total Current Liabilities	10,056,814
Long-term debt, Net of Unamortized Deferred Financing Fees	39,869,606
Due to Seller, Net of Current Portion	964,658
Deferred Rent	204,344
Total Liabilities	51,095,422
Commitments and Contingencies
Members' Capital	42,617,559
Total Liabilities and Members' Capital	$93,712,981

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

IMG COMPANIES, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

Net Sales	$50,616,836
Cost of Sales, Excluding Depreciation	26,164,494
Depreciation	2,908,501
Total Cost of Sales	29,072,995
Gross Margin	21,543,841
Selling, General and Administrative Expenses	8,009,608
Depreciation and Amortization	415,661
Professional Fees
Acquisition Costs	445,900
Management and Consulting Fees	225,000
Legal, accounting and Other	347,912
Total Professional Fees	1,018,812
Operating Income	12,099,760
Other Income (Expense)
Interest expense	(2,636,019)
Gain of foregiveness of Paycheck Protection Program loan	2,458,400
Other income, net	334,617
Total Other Expense	156,998
Net Income	$12,256,758

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

IMG COMPANIES, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF MEMBERS’ CAPITAL (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

	Preferred Units	Common Units	Amount
Balance - December 31, 2020	47,587	3,600	$31,942,839
Distributions to members	—	—	(1,582,038)
Net income	—	—	12,256,758
Balance - September 30, 2021	47,587	3,600	$42,617,559

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

IMG COMPANIES, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

Cash Flows from Operating Activities
Net income	$12,256,758
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,324,162
Acquisition costs	445,900
Amortization of deferred financing fees	140,763
Loss on disposal of property and equipment	2,920
Gain on foregiveness of Paycheck Protection Program loan	(2,458,400)
Deferred lease liability	(74,867)
Changes in operating assets and liabilities, net of acquisitions:
(Increase) Decrease in:
Accounts receivable	(677,051)
Inventories	(3,277,143)
Prepaid expenses and other assets	147,741
Increase In:
Accounts payable and accrued liabilities	1,055,349
Total Adjustments	(1,370,626)
Net Cash Provided By Operating Activities	10,886,132
Cash Flows from Investing Activities
Proceeds from disposal of property and equipment	500
Net cash paid in acquisition of INTA Technologies Corporation	(4,667,922)
Acquisition of property and equipment	(2,710,190)
Net Cash Used In Investing Activities	(7,377,612)
Cash Flows from Financing Activities
Proceeds from issuance of long-term debt	2,281,765
Principal payments on long-term debt	(2,723,102)
Payment of earn-out agreement liability	(2,058,885)
Distributions to members	(1,582,038)
Payment of Due to seller	(1,358,940)
Net Cash Used In Financing Activities	(5,441,200)
Net Increase in Cash	(1,932,680)
Cash - Beginning	2,914,499
Cash - Ending	$981,819
Supplemental Disclosures of Cash Flow Information
Interest paid	$2,568,689
Taxes paid	$—

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

IMG COMPANIES, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

Note 1 - Organization and Business

The accompanying consolidated financial statements include the accounts of IMG Companies, LLC (“the Company”), a Delaware limited liability company formed on April 29, 2016, and its wholly owned subsidiaries IMG, LLC, Applied Fusion, LLC and IMG Altair, LLC. IMG, LLC was formed as a Delaware limited liability company on April 29, 2016. The Company began conducting operations on June 13, 2016 with the acquisition of the assets and assumption of liabilities of Integrated Manufacturing Group, LLC, and is engaged in the manufacture of highly engineered components for the semiconductor, aerospace and energy industries.  Applied Fusion, LLC was formed as a Delaware limited liability company on October 13, 2017 and began conducting operations on May 23, 2018 with the acquisition of certain assets and assumption of liabilities of Applied Fusion, Inc. IMG Altair, LLC was formed as a Delaware limited liability company on September 10, 2019 and began conducting operations on December 20, 2019 with the acquisition of the assets and assumption of liabilities of Altair Technologies, Inc. IMG Larkin, LLC was formed as a Delaware limited liability company on July 2, 2020 and began conducting operations on October 2, 2020 with the acquisition of certain assets and assumption of liabilities of Larkin Precision Machining, Inc. IMG INTA, LLC was formed as a Delaware limited liability company in early 2021 and began conducting operations on May 18, 2021 with the acquisition of certain assets and assumption of liabilities of INTA Technologies Corporation (see Note 4).

Member units are represented by two classes of securities (i) the Common Units and (ii) the Preferred Units.  The Company has 47,587 Preferred Units issued and outstanding as of September 30, 2021. Common Units are awarded as compensation, vest pro-rata over a four year period and any unvested Common Units are forfeited upon termination of employment of the holder, and the Company has 3,600 Common Units outstanding as of September 30, 2021. Preferred units have a preferred return rate of 8% per annum (unpaid preferred return of approximately $4,686,000 as of September 30, 2021) and available cash is distributable to holders of Preferred and Common Units, as defined in the Amended and Restated Limited Liability Company Agreements dated December 20, 2019, with preference to the holders of Preferred Units.

These consolidated financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended December 31, 2020.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Significant estimates in the preparation of the financial statements principally include assessing the collectability of accounts receivables, valuation of inventory, determining the useful lives and potential impairment of long-lived assets and potential impairment of goodwill. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Revenue Recognition

The Company adopted FASB ASU No. 2014-09 (ASC 606) - Revenue from Contracts with Customers in January 2019 which provides guidance for revenue recognition that superseded the revenue recognition requirements in ASC 605, Revenue Recognition and most industry specific guidance.

IMG COMPANIES, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

The Company recognizes revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services by following a five-step process, (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price, and (5) recognize revenue when or as the Company satisfies a performance obligation, as further described below.

Identify the contract with a customer. The Company generally considers documentation of terms with an approved purchase order as a customer contract provided that collection is considered probable, which is assessed based on the creditworthiness of the customer as determined by credit checks, payment histories, and/or other circumstances.

Identify the performance obligations in the contract. Performance obligations include sales of systems, spare parts, and services.

Determine the transaction price. The transaction price for the Company’s contracts with its customers consists of both fixed and variable consideration provided it is probable that a significant reversal of revenue will not occur when the uncertainty related to variable consideration is resolved. Fixed consideration includes amounts to be contractually billed to the customer while variable consideration includes estimates for discounts and credits for future usage which are based on contractual terms and other factors known at the time. The Company generally invoices customers at shipment and for professional services either as provided or upon meeting certain milestones. Customer invoices are generally due within 30 to 90 days after issuance. The Company’s contracts with customers typically do not include significant financing components as the period between the transfer of performance obligations and timing of payment are generally within one year.

Allocate the transaction price to the performance obligations in the contract. For contracts that contain multiple performance obligations, the Company allocates the transaction price to the performance obligations on a relative standalone selling price basis. Standalone selling prices are based on multiple factors including, but not limited to historical discounting trends for products and services and pricing practices in different geographies.

Recognize revenue when or as the Company satisfies a performance obligation. Revenue from the manufacture and sale of non-alternative use goods and services for which there is an enforceable right to payment, including a reasonable profit margin, are recognized over time based on an input method.  Revenue from environmental lab services is recognized over time as services are completed or ratably over the contractual period of generally one year or less.  Revenue from all other manufacture and sale of goods and services are recognized at a point in time, which is generally upon shipment or delivery.

Disaggregated revenue for the nine months ended September 30, 2021was as follows:

Revenue:
Recognized over time	$38,141,733
Recognized at a point in time	12,475,103
Total Revenue:	$50,616,836

Note 3 – Inventories

Raw materials	$3,065,681
Work in process	4,221,743
Finished goods	1,444,818
Total Inventories	$8,732,242

IMG COMPANIES, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

Note 4 – Acquisition

On May 18, 2021, the Company through its wholly owned subsidiary IMG INTA, LLC, purchased the assets and assumed certain liabilities of INTA Technologies Corporation for an initial acquisition price of approximately $12,000,000. The acquisition purchase price was funded with a cash payment of approximately $4,668,000, a seller note totaling $2,000,000, proceeds from the Company’s term loan of $4,418,000, and a due to seller holdback of $1,000,000. The acquisition price allocation, recorded at fair value in accordance with ASC Topic 805, Business Combinations, was as follows:

Assets Acquired
Accounts receivable	$1,007,888
Inventories	860,288
Prepaid expenses and other current assets	40,195
Property and equipment	392,698
Total Assets Acquired	2,301,069
Liabilities Assumed
Accounts payable	308,286
Accrued expenses	217,363
Total Liabilities Assumed	525,649
Excess of Consideration Exchanged over Fair Values of Net Assets Received (Goodwill)	10,224,580
Consideration Exchanged	$12,000,000

The accompanying statement of income includes the results of operations from the date of the acquisition through September 30, 2021.

Note 5 - Property and Equipment

	Amount	Estimated Useful Lives
Machinery and equipment	$32,607,611	5 - 10 Years
Leasehold improvements	4,375,048	10 Years
Computer equipment and software	551,834	3 Years
Furniture and fixtures	128,247	3 - 7 Years
Vehicles	227,944	3 Years
	37,890,684
Less accumulated depreciation	16,156,008
Property and Equipment, Net	$21,734,676

Note 6 – Goodwill

Balance - December 31, 2020	$39,033,389
Acquisition of INTA Technologies Inc.	10,224,580
Balance - September 30, 2021	$49,257,969

IMG COMPANIES, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

Note 7 – Earn-out Agreement Liability

In connection with the acquisition of Altair Technologies, Inc. during the year ended December 31, 2019, the Company entered into an earn-out agreement with the seller of the acquired company. The earn-out agreement provides for additional acquisition price to be paid to the seller by the Company in 2021, based on Altair Technologies, Inc. achieving certain financial performance measures for the year ending 2020, as defined in the earn-out agreement.

In accordance with the fair value measurements guidance, the valuation of the earn-out agreement liability was based on an internal valuation model that relied upon forward looking projections that considered all known information at the time, the most significant assumption being the adjusted EBITDA, as defined. Accordingly, an adjustment to record the earn-out liability at fair value as of December 31, 2020 of approximately $941,000 was made and reported in other income on the consolidated statement of income for the year ended December 31, 2020. The balance of the earn-out agreement liability of $2,058,897 was paid out during the nine months ended September 30, 2021.

The following table represents a reconciliation of the fair value of the Company’s earn-out agreement liability for the nine months ended September 30, 2021:

Balance - December 31, 2020	$2,058,885
Payment of earn-out agreement liability	(2,058,885)
Balance - September 30, 2021	$-

Note 8 – Line of Credit

The Company maintains a revolving line of credit agreement with a financial institution with maximum available funding of $5,000,000, subject to a borrowing base, as defined by the agreement.  The revolving line bears interest at the LIBOR rate plus 2.75%. The line is collateralized by substantially all assets of the Company and is guaranteed by the Company’s subsidiary.  The line is cross-defaulted with other loan agreements with the same financial institution (see Note 9), requires the maintenance of certain lockbox accounts, requires the maintenance of certain fixed charge coverage and leverage ratios, as defined, contains limitations on capital expenditures and expires on September 30, 2025, the maturity date.  Certain ratio requirements have been waived by the financial institution for January and February 2020 due to non-compliance by the Company in 2019. The Company is in compliance for all periods subsequent to February 2020.  There was no outstanding balance on the revolving line of credit as of September 30, 2021.

$—

IMG COMPANIES, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

Note 9 - Long-Term Debt

All outstanding indebtedness of the Company was repaid in full on November 19, 2021 in connection with the Company’s acquisition by Ichor Holdings, Ltd (see Note 18).

NOTES PAYABLE

$27,000,000 note payable with the same financial institution as the line of credit, requires $321,429 monthly payments plus interest at the LIBOR rate plus 4% per annum and matures in September 30, 2025.  The note is collateralized by substantially all assets of Company and is guaranteed by the Company’s subsidiary. The note also requires the maintenance of certain fixed charge coverage and leverage ratios, as defined, and contains limitations on capital expenditures. Certain ratio requirements have been waived by the financial institution for January and February 2020 due to non-compliance by the Company in 2019. The Company is in compliance for all periods subsequent to February 2020.  The note payable is cross-defaulted with other loan agreements with the same financial institution.

$25,714,286

$4,000,000 capital expenditure loan with the same financial institution as the line of credit, payable in 36 equal installments beginning on the earlier of the date the amount drawn under the loan reaches $4,000,000 or 12 months from the first draw under the loan. The loan bears interest at the LIBOR rate plus 3% per annum and matures in September 30, 2025.  The loan is collateralized by substantially all assets of Company and is guaranteed by the Company’s subsidiary. The loan also requires the maintenance of certain fixed charge coverage and leverage ratios, as defined, and contains limitations on capital expenditures. Certain ratio requirements have been waived by the financial institution for January and February 2020 due to non-compliance by the Company in 2019. The Company is in compliance for all periods subsequent to February 2020.  The loan payable is cross-defaulted with other loan agreements with the same financial institution.

2,281,765
Total Notes Payable	27,996,051
SUBORDINATED DEBT

$5,417,000 term loan with a member. The loan provides for monthly payments of interest at a rate of 14% per annum. Principal and accrued interest are due at maturity in December 2025. The note is secured by substantially all of the Company’s assets. The loan requires the maintenance of certain total funded debt, fixed charge coverage ratios, as defined and contains limitations on annual capital expenditures. Certain ratio requirements have been waived by the member for January and February 2020 due to non-compliance by the Company in 2019. The Company is in compliance for all periods subsequent to February 2020.

5,518,083

$3,575,000 term loan with a member. The loan provides for monthly payments of interest at a rate of 14% per annum. Principal and accrued interest are due at maturity in December 2025. The note is secured by substantially all of the Company’s assets. The loan requires the maintenance of certain total funded debt, fixed charge coverage ratios, as defined and contains limitations on annual capital expenditures. Certain ratio requirements have been waived by the member for January and February 2020 due to non-compliance by the Company in 2019. The Company is in compliance for all periods subsequent to February 2020.

3,641,936

$1,842,000 term loan with a member. The loan provides for monthly payments of interest at a rate of 14% per annum. Principal and accrued interest are due at maturity in December 2025. The note is secured by substantially all of the Company’s assets. The loan requires the maintenance of certain total funded debt, fixed charge coverage ratios, as defined and contains limitations on annual capital expenditures. Certain ratio requirements have been waived by the member for January and February 2020 due to non-compliance by the Company in 2019. The Company is in compliance for all periods subsequent to February 2020.

1,876,149

IMG COMPANIES, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

$1,166,667 term loan with a member entered into October 2020. The loan provides for monthly payments of interest at a rate of 14% per annum. Principal and accrued interest are due at maturity in December 2025. The note is secured by substantially all of the Company’s assets. The loan requires the maintenance of certain total funded debt, fixed charge coverage ratios, as defined and contains limitations on annual capital expenditures. The Company was in compliance for all of 2020.	1,166,667
$2,000,000 Subordinated Seller note payable. The loan bears interest at 6% per annum with quarterly interest only payments commencing January 2021, with all unpaid principal and accrued interest due in October 2025.	2,000,000
$2,000,000 Subordinated Seller note payable-INTA. The loan bears interest at 6% per annum with quarterly interest only payments commencing May 17, 2021, with all unpaid principal and accrued interest due in November 2026.	2,000,000

On April 9, 2020, the Company entered into a Paycheck Protection Program (“PPP or the Program”) promissory note for total proceeds of $2,458,400, with a financial institution in relation to the enacted CARES Act administered by the U.S. Small Business Administration (“the “PPP note”). In accordance with the requirements of the CARES Act, the Company will use the proceeds of the notes primarily for payroll and other allowable costs. Interest on the note accrues at 1.00% per annum. No payments of principal or interest were due until October 2020, at which point payments in the amount of $108,049 principal and accrued interest are to be payable monthly until the April 2022 maturity date. Under the Program, these funds are eligible to be forgiven by the SBA, if certain conditions are met. As of December 31, 2020, due to uncertainty regarding the Company’s eligibility for loan forgiveness, the PPP note has been recorded as a liability until officially forgiven. The loan was forgiven during the nine months ended September 30, 2021.

—
Total Subordinated Debt	16,202,835
Total Notes Payable and Subordinated Debt	44,198,886
Less Current Portion	3,857,148
Total Notes Payable, Net of Current Portion	40,341,738
Less: Unamortized Deferred Financing Costs	472,132
Total Long-Term Debt	$39,869,606

Approximate annual maturities of long-term debt scheduled for payment for the five years after September 30, 2021 are as follows:

For the Year Ending December 31,	Amount
2021 (remaining)	$964,287
2022	3,857,148
2023	4,617,736
2024	4,617,736
2025	28,141,978
2026	2,000,000
Total	$44,198,886

Note 10 - Commitments and Contingencies

Operating Leases

The Company leases its operating facilities under a non-cancelable operating lease expiring in June 2031, including certain facilities from members.  The operating facilities lease allows the Company to extend the lease for an additional five year term under substantially the same terms. The Company recognizes rent expense on a straight-line basis over the expected lease term. Differences between amounts paid and amounts expensed are recorded as deferred rent.

IMG COMPANIES, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

The affiliated entities, owned by members, from which the Company leases from are variable interest entities for which the Company is considered the primary beneficiary in accordance with accounting principles generally accepted in the United States. The Company has elected to apply Accounting Standards Update No. 2014-07, Consolidation (Topic 810); Applying Variable Interest Guidance to Common Control Leasing Arrangements, and accordingly the Company does not consolidate these entities in its consolidated financial statements for the nine months ended September 30, 2021.

Future minimum lease payments are as follows:

For the Year Ending December 31,	Related Parties	Total
2021 (remaining)	$242,000	$514,000
2022	981,000	2,215,000
2023	1,000,000	2,057,000
2024	1,019,000	2,102,000
2025	844,000	1,953,000
Thereafter	2,107,000	7,083,000
Total	$6,193,000	$15,924,000

Rent expense for the nine months ended September 30, 2021 totaled approximately $1,942,000, of which approximately $700,000 was to related parties.

Coronavirus Pandemic

The global outbreak of the Coronavirus (COVID-19) in 2020 is currently creating unprecedented economic and social uncertainty throughout the world. Uncertainty regarding the future impact due to the longevity of the COVID-19 pandemic could lead to increased volatility in the markets in which the Company operates. However, as of the date the financial statements were available for issuance, the Company has not experienced any significant negative impacts to the business.

Note 11 - Major Customer and Supplier

Major Customer

The Company sells products to three customers that constitute a significant portion of the Company’s revenues for the nine months ended September 30, 2021:

For the Year Ended September 30, 2021	Percentage of Net Sales	Amount of Net Sales	Percentage Accounts Receivable	Amount of Accounts Receivable
Customer A	28%	$14,408,072	13%	$1,617,154
Customer B	10%	5,135,295	9%	1,110,137
Customer C	8%	4,301,614	5%	626,958
Total	46%	$23,844,981	27%	$3,354,249

Major Supplier

The Company purchases inventory from one supplier that constitutes a significant portion of the Company’s purchases for the nine months ended September 30, 2021:

For the Year Ended September 30, 2021	Percentage Net Purchases	Amount of Net Purchases	Percentage of Accounts Payable	Amount of Accounts Payable
Supplier A	15%	$953,448	25%	$467,034

IMG COMPANIES, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

Note 12 – Related Party Transactions

Management Agreement

The Company maintains a management agreement with a member for management, consulting and financial services.  Amounts to be paid under the management agreement are the greater of (i) $300,000 per annum or (ii) 2% of EBITDA, as defined.  The agreement terminates in 2023, with automatic successive one-year renewal periods. Management fees for the nine months ended September 30, 2021 were approximately $225,000.

Subordinated Debt

For the nine months ended September 30, 2021, the Company paid interest on subordinated debt to members of approximately $1,320,000.

Note 13 – Due to Seller

Due to Seller relates to Holdbacks as described in the Asset Purchase Agreement (“APA’s”) for the respective acquisitions of Larkin Precision Machining, Inc. and INTA Technologies Corporation total $1,965,000 as of September 30, 2021. Approximately $1,000,000 is scheduled to be released in May 2022 and is presented as a current liability on consolidated balance sheet, and the remaining $965,000 scheduled to be released in October 2022 and as such are presented as a noncurrent liability on the consolidated balance sheet.

Note 14 - Executive Employment Agreements

The Company maintains Executive Employment Agreements with nine key members of management.  These agreements may be continually renewed for an indefinite period.  Amounts to be paid under the agreements during 2021, assuming the agreements are in effect for the entire year, will approximate $1,427,000 plus benefits such as health insurance, vacation pay and retirement plan contributions.

Note 15 - Employee Benefit Plan

The Company sponsors a 401(k) Employee Benefit Plan for eligible employees. The Company provides a matching contribution as outlined in the plan documents.  Employer contributions totaled approximately $339,000 for the nine months ended September 30, 2021.

Note 16 – Supplemental Disclosure of Non-Cash Investing and Financing Activities

Non-Cash Investing and Financing Activities
Acquisition of INTA Technologies Corporation in May 2021	$2,000,000
Deferred financing fees paid from debt proceeds	$532,150
Due to seller holdback obligation related to acquisition of INTA Technologies Corporation in May 2021	$1,000,000

IMG COMPANIES, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

Note 18 – Subsequent Events

On November 19, 2021, Ichor Systems, Inc., a Delaware corporation (“Ichor”) and wholly-owned subsidiary of Ichor Holdings, Ltd. (the “Registrant”), completed its acquisition of the Company, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated November 11, 2021, by and among Ichor, Incline Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Ichor and the Registrant (“MergerCo”), the Company and Brian J. Miller, solely in his capacity as representative of the Company’s equityholders.

Pursuant to the terms of the Merger Agreement, MergerCo merged with and into the Company (the “Merger”), with the Company as the surviving entity. As a result of the Merger, the Company became a wholly-owned subsidiary of Ichor and the Registrant.

Upon the closing of the Merger, all issued and outstanding membership interests of the Company were cancelled in exchange for the right to receive aggregate consideration of $270 million in cash, subject to customary closing and post-closing adjustments for net working capital, indebtedness, cash, and transaction expenses. Upon closing of the Merger, all outstanding indebtedness of the Company was repaid in full.

The Company has evaluated subsequent events through February 7, 2021, the date the financial statements were available to be issued.